Exhibit 23.1





                            INDEPENDENT AUDITORS' CONSENT


          The Board of Directors
          Century Telephone Enterprises, Inc.


          We consent to the use of our report dated February 6, 1995, incorporated herein by reference and to the references to our firm under the headings "Information About Century - Selected Consolidated Operating and Financial Data" and "Experts" in the Prospectus. Our report refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions in 1992.



          KPMG PEAT MARWICK LLP



          Shreveport, Louisiana
          June 13, 1995